                                                           Exhibit No. EX-99.b.1

                                     BYLAWS

                        Genworth Variable Insurance Trust
                           a Delaware Statutory Trust

     These Bylaws may contain any provision not inconsistent with applicable law or the  Declaration of Trust,  relating to the  governance of the Trust.  Unless otherwise  specified  in these  Bylaws,  capitalized  terms used in these Bylaws shall have the  meanings  assigned to them in the  Declaration  of Trust.  Every
Shareholder  by virtue of having  become a  Shareholder  shall be bound by these
Bylaws.

                                   ARTICLE I
                                   DEFINITIONS

     Section  1.  Whenever  used  herein,  the  following  terms  shall have the following meanings:

     (a) "1940 Act" shall mean the Investment  Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended, from time to time;

     (b) "Board of Trustees"  or "Board"  shall mean the  governing  body of the
Trust,  which is comprised  of the number of Trustees of the Trust  fixed,  from time to time,  pursuant to Article IV of the  Declaration  of Trust,  having the powers and duties set forth therein;

     (c) "Bylaws" shall mean these bylaws of the Trust,  as amended or restated, from time to time, in accordance with Article VIII hereof;

     (d)  "Certificate  of Trust" shall mean the  certificate  of trust filed on
June 4, 2008 with the office of the  Secretary of State of the State of Delaware as required under the DSTA to form the Trust, as amended or restated,  from time to time;

     (e) "Class"  shall mean each class of Shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article III of the Declaration of Trust;

     (f) "Code" shall mean the  Internal  Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended, from time to time;

     (g) "Commission" shall have the meaning given that term in the 1940 Act;

     (h) "DSTA" shall mean the Delaware Statutory Trust Act (12 Del. C.ss. 3801, et seq), as amended, from time to time;

     (i)  "Declaration  of Trust" shall mean the  Agreement and  Declaration  of
Trust of the Trust, as amended or restated, from time to time;

     (j)  "Investment  Adviser"  or  "Adviser"  shall mean a Person,  as defined below,  furnishing  services to the Trust pursuant to any investment advisory or investment  management  contract  described  in Article IV,  Section 7(a) of the
Declaration of Trust;

     (k) "Person" shall mean a natural person, partnership, limited partnership,
limited   liability   company,   trust,   estate,   association,    corporation,
organization,  custodian,  nominee,  government  or any  political  subdivision, agency or instrumentality  thereof, or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory or business trust or a foreign statutory or business trust;

     (l)  "Series"  shall  refer  to  each  Series  of  Shares  established  and designated  under and in  accordance  with the  provisions of Article III of the
Declaration of Trust;

     (m) "Shares" shall mean the transferable shares of beneficial interest into which the beneficial interest in the Trust shall be divided,  from time to time, and shall include fractional and whole shares;

     (n) "Shareholder" shall mean a record owner of Shares;

     (o) "Trust" shall refer to the Delaware  statutory trust formed pursuant to the  Declaration  of Trust and the  Certificate of Trust that was filed with the
Office of the Secretary of State of the State of Delaware; and

     (p)  "Trustee"  or  "Trustees"   shall  refer  to  each  signatory  to  the
Declaration  of Trust as a trustee and all other Persons who, from time to time, may be duly  elected  or  appointed,  qualified,  and  serving  on the  Board of
Trustees in accordance with the provisions  hereof and the Declaration of Trust, so long as such signatory or other Person continues in office in accordance with the terms hereof and of the Declaration of Trust.  Reference herein to a Trustee or the  Trustees  shall  refer to such  Person or  Persons in such  Person's  or
Persons'  capacity as a trustee or trustees  hereunder and under the Declaration of Trust.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the State of Delaware  designated  by the Board.  In the absence of any such  designation by the Board,  Shareholders'  meetings shall be held at the offices of the Trust.

     Section 2. MEETINGS.

          (a) Call of Meetings.

               (i) A meeting of  Shareholders  ("Shareholders  Meeting")  may be called at any time by the Board,  by the  Chairman  of the Board or by the  President  of the Trust for the  purpose of  nominating  specific persons  for  election  to,  or to fill  vacancies  on,  the  Board of
          Trustees  ("Nominations")  and taking  action upon any other  business matter  deemed by the Board to be necessary  or  desirable  ("Business
          Proposals", and together with Nominations, "Proposals").

               (ii) A  Shareholders  Meeting  shall be called by the Chairman of the Board, the President or any  Vice-President of the Trust by proper written request addressed to the Secretary of the Trust at the primary business address of the Trust from:

                    (A) Solely with respect to Nominations, Shareholders holding not less than ten (10) percent of the  outstanding  Shares of the
               Trust  that  would be  entitled  to be voted at the  Shareholders
               Meeting; or

                    (B) Solely with respect to Business Proposals,  Shareholders holding not less than a majority of the outstanding Shares of the
               Trust  that  would be  entitled  to be voted at the  Shareholders
               Meeting.

               (iii)  In order  for a  written  request  of  Shareholders  for a
          Shareholders  Meeting  to be proper,  it must  include  the  following information:

                    (A) Each requesting  Shareholder must certify in the written request that:

                         (1) The  Shareholder  is a Shareholder  of record as of
                    the date the written request of the Proposal is submitted to the Secretary of the Trust;

                         (2) The  Shareholder  will hold such Shares through the
                    date of the  Shareholders  Meeting,  as it may be  adjourned from time to time; and

                         (3) The Shareholder is, or will be, entitled to vote at
                    the Shareholders Meeting.

                    (B) The written request of Shareholder must include for each of the  requesting  Shareholders  and for each  other  beneficial owner, if any, on whose behalf the request is made:

                         (1) The name and  address  of the  Shareholder  as they
                    appear on the  books of the Trust  and,  if  different,  the current name and address of the Shareholder;

                         (2) The  name  and  address  of each  other  beneficial
                    owner, if any, on whose behalf the Proposal is made;

                         (3) The Class, Series and number of Shares of the Trust
                    which   are  owned   beneficially   and  of  record  by  the
                    Shareholder  and each  beneficial  owner,  if any,  on whose behalf the Proposal is made; and

                         (4) The signature of the Shareholder (or its agent) and
                    the date of the signature.

                    (C) With  respect  to  Nominations,  a  written  request  of
               Shareholders must include for each nominee:

                         (1) The  name,  age,  business  address  and  residence
                    address of the nominee;

                         (2)  The  principal  occupation  or  employment  of the
                    nominee;

                         (3) The Class, Series and number of Shares of the Trust
                    that  are  beneficially  owned or  owned  of  record  by the nominee;

                         (4) The nominee's  written consent to nomination and to
                    serving as Trustee if elected;

                         (5)  A  description  of  any  material   relationships,
                    including financial  transactions and compensation,  between the requesting Shareholders and the nominee; and

                         (6) A statement  by the nominee that he or she does not
                    have, nor will have, any undisclosed  voting  commitments or other  arrangements  with respect to his or her actions as a
                    Trustee.

                    (D) With respect to Business Proposals, a written request of
               Shareholders notice must include:

                         (1) A description of the business desired to be brought
                    before the meeting;

                         (2) The reasons  for  conducting  such  business at the
                    Shareholders Meeting;

                         (3) Any material  interest that the Shareholders or, to
                    the Shareholders'  knowledge, any other beneficial owners of the Trust's Shares, have in the Business Proposal (including any  anticipated  benefit to the  Shareholders or beneficial owners from the Business Proposal); and

                         (4) Any agreement that the  Shareholders  may have with
                    any other entities in connection with the Business Proposal.

               (iv) Following receipt of a written request of Shareholders for a
          Shareholders  Meeting by the  Secretary of the Trust,  the Trust shall notify the  Shareholders of any deficiencies in the written request or the Proposal.  Notwithstanding  such  deficiencies,  the Shareholders'
          written request will be deemed proper if the  Shareholders  resubmit a corrected  written  request and Proposal to the Secretary of the Trust
          within   twenty  (20)  calendar  days  from  receipt  of  the  Trust's deficiency notice.

               (v) For the requesting  Shareholders to properly bring a Proposal at a Shareholders Meeting, the following additional  requirements must be met:

                    (A) The Shareholders making the Proposal shall have promptly provided to the Trust any other information  reasonably requested by the Trust.

                    (B) The Shareholders  must have been  Shareholders of record at the time that  notice of the  Proposal  was  submitted  to the
               Secretary of the Trust and must be  Shareholders of record at the time of the Shareholders Meeting.

                    (C)  The  Shareholders  must  be  entitled  to  vote  at the
               Shareholders Meeting.

                    (D) The Trustees must  determine that the Proposal is lawful and proper to bring before the Shareholders Meeting.

                    (E) The  Shareholders  or  their  proxies  must  attend  the
               Shareholders Meeting and present the Proposal at the Shareholders
               Meeting.

                    (F)  The  requesting  Shareholders  must  pay the  Trust  in advance the  reasonably  estimated  cost of preparing and mailing the  notice,  proxy card and proxy  statement  relating  thereto, which an  authorized  officer of the Trust  shall  determine  and specify to the requesting Shareholders.

               (vi)  If   Shareholders   have  made  a  proper   request  for  a
          Shareholders  Meeting as provided above, the date for the Shareholders
          Meeting shall be  determined by the Board,  the Chairman of the Board, or the President.  In fixing a date for the Shareholders  Meeting, the
          Board,  the Chairman of the Board,  or the President may consider such factors  as he,  she or they  deem(s)  relevant  within the good faith exercise of business  judgment,  including,  without  limitation,  the nature of the Proposals to be considered,  the facts and circumstances surrounding the request for the Shareholders  Meeting and any plans by the Board to call a meeting at a different time.

          (b) No Other  Business.  Notwithstanding  anything in these By-laws to
     the  contrary,   no  business  shall  be  presented  or  conducted  at  any
     Shareholders  Meeting except in accordance with this Article II, Section 2.
     At any  Shareholders  Meeting,  the Chairman of the Board, the President of
     the  Trust  in the  absence  of the  Chairman  of the  Board,  or any  Vice
     President  or other  authorized  officer of the Trust in the absence of the
     President,  may,  if  the  facts  warrant,  determine  and  declare  to the
     Shareholders  Meeting that a Proposal was not properly  brought  before the
     Shareholders  Meeting in accordance  with the foregoing  provisions of this
     Article  II,  Section  2, in which  case the  defective  Proposal  shall be disregarded.

     Section  3.  NOTICE OF  SHAREHOLDERS'  MEETING.  Notice of any  meeting  of
Shareholders shall be given to each Shareholder entitled to vote at such meeting in accordance  with Section 4 of this Article II not less than ten (10) nor more than one  hundred  and twenty  (120) days  before the date of the  meeting.  The notice shall specify (i) the place, date, and hour of the meeting,  and (ii) the purpose or purposes thereof.

     Section 4. MANNER OF GIVING NOTICE.  Notice of any meeting of  Shareholders shall be given either personally or by United States mail,  courier,  cablegram, telegram,  facsimile,  or  electronic  mail,  or  other  form  of  communication permitted by then current law, charges prepaid,  addressed to the Shareholder or to the group of Shareholders at the same address as may be permitted pursuant to applicable  laws, or as a Shareholder may otherwise  consent,  at the address of that  Shareholder  appearing  on the books of the Trust or its transfer or other duly authorized agent or provided in writing by the Shareholder to the Trust for the  purpose  of  providing  notice.  Notice  shall be deemed  to be given  when delivered personally,  deposited in the United States mail or with a courier, or sent by cablegram,  telegram,  facsimile, or electronic mail. If no address of a
Shareholder  appears on the Trust's  books or has been  provided in writing by a
Shareholder,  notice shall be deemed to have been duly given  without a mailing, or  substantial  equivalent  thereof,  if such notice  shall be available to the
Shareholder on written demand of the Shareholder at the offices of the Trust.

     If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust or that has been provided in writing by that
Shareholder to the Trust for the purpose of providing  notice is returned to the
Trust, marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without  further  mailing,  or  substantial  equivalent  thereof,  if such notices  shall  be  available  to  the  Shareholder  on  written  demand  of the
Shareholder at the offices of the Trust.

     Section 5. ADJOURNED MEETING; NOTICE.

          (a) Adjournment. Any Shareholders' meeting, whether or not a quorum is present,  may be adjourned  from time to time for any reason  whatsoever by vote of the  holders of Shares  entitled  to vote  holding  not less than a majority of the Shares present in person or by proxy at the meeting,  or by the Chairman of the Board,  the  President of the Trust,  in the absence of the  Chairman  of the  Board,  or any Vice  President  or other  authorized officer of the Trust, in the absence of the President.  Any adjournment may be made with respect to any business  which might have been  transacted  at such meeting and any  adjournment  will not delay or  otherwise  affect the effectiveness and validity of any business  transacted at the Shareholders'
     meeting prior to adjournment.

          (b) Notice of Adjournment. When any Shareholders' meeting is adjourned to another time or place, written notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken,  unless after the adjournment,  a new record date is fixed for the adjourned  meeting,  or unless the adjournment is for more than sixty (60) days after the date of the original meeting,  in which case the Board of Trustees  shall give  written  notice to each  Shareholder  of record  entitled to vote at the adjourned  meeting in  accordance  with the provisions  of  Sections  3 and 4 of  this  Article  II.  At any  adjourned meeting,  any business may be transacted that might have been transacted at the original meeting.

     Section 6. VOTING.

          (a) The  Shareholders  entitled to vote at any meeting of Shareholders and the  Shareholder  vote  required to take action shall be  determined in accordance  with  the  provisions  of  the  Declaration  of  Trust.  Unless determined by the inspector of the meeting to be advisable, the vote on any question need not be by written ballot.

          (b) Unless  otherwise  determined by the Board at the time it approves an action to be submitted to the  Shareholders  for  approval,  Shareholder approval  of an  action  shall  remain  in  effect  until  such time as the approved  action is implemented or the  Shareholders  vote to the contrary.
     Notwithstanding  the  foregoing,  an  agreement  of merger,  consolidation, conversion,  or reorganization may be terminated or amended notwithstanding prior approval if so authorized by such agreement of merger, consolidation, conversion,  or reorganization  pursuant to Section 3815 of the DSTA and/or pursuant to the Declaration of Trust, these Bylaws, and Section 3806 of the
     DSTA.

     Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT  SHAREHOLDERS.  Attendance
by a Shareholder,  in person or by proxy, at a meeting shall constitute a waiver of notice of that  meeting  with  respect to that  Shareholder,  except when the
Shareholder  attends the meeting for the express  purpose of  objecting,  at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Whenever notice of a Shareholders'  meeting is required to be given to a Shareholder under the Declaration of Trust or these
Bylaws,  a written waiver  thereof,  executed before or after the time notice is required  to be given,  by such  Shareholder  or his or her  attorney  thereunto authorized, shall be deemed equivalent to such notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.

     Section 8. PROXIES.  Every Shareholder  entitled to vote for Trustees or on any other matter that may properly  come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the Shareholder and filed with the Secretary of the Trust,  provided that an  alternative  to the  execution  of a written  proxy may be permitted as described  in the next  paragraph  of this  Section  8. A proxy  shall be deemed executed  if the  Shareholder's  name is placed on the proxy  (whether by manual signature,  typewriting,  telegraphic, or electronic transmission (as defined in
Section 3806 of the DSTA) or otherwise) by the Shareholder or the  Shareholder's attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless  revoked by the  Shareholder  executing it, or using one of the permitted  alternatives  to execution,  described in the next  paragraph,  by a written  notice  delivered to the  Secretary of the Trust prior to the exercise of the proxy or by the  Shareholder's  attendance and vote in person at the meeting; provided,  however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise expressly provided in the proxy.

     With respect to any Shareholders'  meeting,  the Board or in case the Board does not act, the President,  any Vice President,  or the Secretary,  may permit proxies by  electronic  transmission  (as defined in Section  3806 of the DSTA), telephonic, computerized, telecommunications, or other reasonable alternative to the  execution of a written  instrument  authorizing  the holder of the proxy to act. A proxy  with  respect  to Shares  held in the name of two or more  Persons shall be valid if executed,  or a permitted alternative to execution is used, by any one of them unless,  at or prior to the exercise of the proxy, the Secretary of the Trust receives a specific  written notice to the contrary from any one of them. A proxy purporting to be by or on behalf of a Shareholder  shall be deemed valid  unless  challenged  at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

     Section 9. CONDUCT OF MEETINGS.

          (a) Authority to Adopt Guidelines, Rules and Procedures. The Board may
     adopt  guidelines,  rules and  procedures  for the conduct of  Shareholders
     Meetings as it shall deem necessary,  desirable or  appropriate.  Except to the extent  inconsistent with any guidelines,  rules and procedures adopted by the Board, the Chairman of the Board or other officer presiding over any meeting of the Shareholders shall have the right and authority to prescribe guidelines,  rules and  procedures  and do all acts as, in the  judgment of that Chairman or officer,  are necessary,  desirable or appropriate for the orderly and proper conduct of the Shareholders Meeting.

          (b) Contents of  Guidelines,  Rules and  Procedures.  The  guidelines, rules and  procedures,  whether  adopted by the Board or  prescribed by the
     Chairman or officer presiding over the Shareholders  Meeting,  may include, without limitation:

               (i) The  establishment  of an agenda or order of business for the
          Shareholders Meeting;

               (ii)  Guidelines,  rules and procedures for maintaining  order at the Shareholders Meeting and the safety of those present;

               (iii)  Limitations  on  attendance  at or  participation  in  the
          meeting  to  Shareholders   of  record,   their  duly  authorized  and
          constituted  proxies, or such other persons as the Chairman or officer presiding over the Shareholders Meeting shall determine;

               (iv)  Restrictions  on entry to the meeting  after the time fixed for commencement; and

               (v)  Limitations on the time allotted to questions or comments by participants.

          (c)  Parliamentary  Procedure Not  Required.  Unless and to the extent determined  by  the  Board  or  Chairman  or  officer  presiding  over  the
     Shareholders  Meeting,  Shareholders  Meetings of Shareholders shall not be required  to  be  held  in  accordance  with  the  rules  of  parliamentary procedure.

     Section 10. INSPECTORS. Before any meeting of Shareholders, the Board or if the Board has not acted,  the  President of the Trust,  or in the absence of the
President,  any Vice  President or other  authorized  officer of the Trust,  may appoint any person,  other than nominees for office,  to act as inspector at the meeting or any adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the Board,  or in the absence of the
Chairman  of the Board,  the  President  of the Trust,  or in the absence of the
President,  any Vice President or other authorized  officer of the Trust,  shall appoint  a person to fill the  vacancy.  Such  appointments  may be made by such officers in person or by telephone.

     The inspector shall:

          (a) determine  the number of Shares and the voting power of each,  the
     Shares  represented  at the meeting,  the  existence  of a quorum,  and the authenticity, validity, and effect of proxies;

          (b) receive votes or ballots;

          (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) count and tabulate all votes;

          (e) determine when the polls shall close;

          (f) determine the result of voting; and

          (g) do any other acts that may be proper to conduct  the  election  or vote with fairness to all Shareholders.

                                  ARTICLE III
                                    TRUSTEES

     Section 1. VACANCIES.

          (a)  Whenever a vacancy in the Board  shall occur (by reason of death, resignation,  removal,  retirement, an increase in the authorized number of
     Trustees,  or other cause), until such vacancy is filled as provided herein or the number of authorized  Trustees  constituting  the Board is decreased pursuant  to  Article  IV,  Section  1 of the  Declaration  of  Trust,  the
     Trustee(s) then in office, regardless of the number and even if less than a quorum,  shall have all the powers granted to the Board and shall discharge all the duties imposed upon the Board by the Declaration of Trust and these
     Bylaws as though such number constitutes the entire Board.

          (b)  Vacancies  in the Board may be filled by not less than a majority vote of the Trustee(s) then in office, regardless of the number and even if less than a quorum  and a meeting of  Shareholders  shall be called for the purpose of electing  Trustees if required by the 1940 Act.  Notwithstanding the above,  whenever  and for so long as the Trust is a  participant  in or otherwise  has in effect a plan under which the Trust may be deemed to bear expenses of distributing its Shares,  as that practice is described in Rule
     12b-1 under the 1940 Act, then the selection and nomination of each Trustee who is not an "interested  person" (as that term is defined in the 1940 Act
     ) of the Trust,  any Adviser,  or the  principal  underwriter  of the Trust
     (such Trustees are referred to herein as  "disinterested  Trustees")  shall be, and is,  committed  to the  discretion  of the  disinterested  Trustees remaining in office.  In the event that all Trustee  offices become vacant, an  authorized  officer of the Adviser  shall  serve as the sole  remaining
     Trustee  effective  upon the vacancy in the office of the last Trustee.  In such case,  an  authorized  officer of the Adviser,  as the sole  remaining
     Trustee,  shall  fill  all of  the  vacancies  on the  Board,  as  soon  as practicable;  provided,  however,  that the  percentage of Trustees who are disinterested  Trustees  shall be no less than that  permitted  by the 1940
     Act. Upon the qualification of such Trustees, the authorized officer of the
     Adviser shall resign as Trustee and a meeting of the Shareholders  shall be called,  as required by the 1940 Act,  for the  election  of  Trustees.  An appointment  of a  Trustee  may be made by the  Trustees  then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee,  or an increase in number of Trustees  effective at a later date,  provided that said appointment  shall become effective only at the time or after the expected vacancy occurs.

     Section 2. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the
Board may be held at any place  within or outside the State of Delaware  that is designated,  from time to time, by the Board,  the Chairman of the Board,  or in the absence of the Chairman of the Board,  the President of the Trust, or in the
absence of the President,  any Vice President or other authorized officer of the
Trust. In the absence of such a designation,  regular  meetings shall be held at the offices of the Trust.  Any meeting,  regular or special,  may be held,  with respect  to one or more  participating  Trustees,  by  conference  telephone  or similar communication  equipment,  so long as all Trustees  participating in the meeting  can hear one  another,  and all such  Trustees  shall be  deemed  to be present in person at such meeting.

     Section 3. REGULAR MEETINGS. Regular meetings of the Board shall be held at such time and place as shall be fixed,  from  time to time,  by the  Board,  the
Chairman  of the Board,  or in the  absence of the  Chairman  of the Board,  the
President of the Trust,  or in the absence of the President,  any Vice President or other authorized  officer of the Trust.  Regular meetings may be held without notice.

     Section 4. SPECIAL MEETINGS.  Special meetings of the Board for any purpose or purposes may be called at any time by any Trustee, the Chairman of the Board, or in the absence of the Chairman of the Board,  the President of the Trust,  or
in the absence of the President,  any Vice President or other authorized officer of the Trust.

     Notice of the purpose,  time, and place of special meetings (or of the time and place for each  regular  meeting for which  notice is given)  shall be given personally,  sent by first-class mail, courier,  cablegram, or telegram, charges prepaid,  or by facsimile or electronic mail,  addressed to each Trustee at such address as has been  provided  to the Trust for  purposes of  providing  notice;
provided that, in case of a national,  regional, or local emergency or disaster, which prevents such notice,  such notice may be given by any means  available or need not be given if no means are  available.  In case the notice is mailed,  it shall be deemed to be duly given if deposited in the United States mail at least seven (7) days before the time the meeting is to be held.  In case the notice is given  personally or is given by courier,  cablegram,  telegram,  facsimile,  or electronic  mail,  it shall be deemed  to be duly  given if  delivered  at least twenty-four (24) hours before the time of the holding of the meeting. The notice need not  specify  the place of the  meeting if the meeting is to be held at the offices of the Trust.

     Section 5. WAIVER OF NOTICE.  Whenever  notice is required to be given to a
Trustee  under this Article,  a written  waiver of notice signed by the Trustee, whether before or after the time notice is required to be given, shall be deemed equivalent  to notice.  The waiver of notice need not specify the purpose of, or the business to be transacted  at, the meeting.  All such waivers shall be filed with the  records  of the Trust or made a part of the  minutes  of the  meeting.
Attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting,  except when the Trustee attends the meeting for the express purpose of objecting  at the  beginning of the meeting to the  transaction  of any business because the meeting is not lawfully called or convened.

     Section 6. ADJOURNMENT.  A majority of the Trustees present at a meeting of the Board,  whether or not a quorum is  present,  may  adjourn  such  meeting to another time and place.  Any adjournment  will not delay or otherwise affect the effectiveness  and validity of any business  transacted  at the meeting prior to adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted  which might have been transacted at the meeting as originally called.

     Section  7.  NOTICE  OF  ADJOURNMENT.  Notice  of the time and  place of an adjourned  meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than  thirty  (30) days after the date of the  original  meeting,  notice of the adjourned meeting shall be given to each Trustee.

     Section 8.  COMPENSATION  OF TRUSTEES.  Trustees may receive from the Trust reasonable  compensation  for their  services and  reimbursement  of  reasonable expenses  as may be  determined  by the  Board.  This  Section  8  shall  not be construed to preclude  any Trustee from serving the Trust in any other  capacity as an officer,  agent,  employee,  or otherwise and receiving  compensation  and reimbursement of expenses for those services.

     Section 9.  CHAIRMAN OF THE BOARD.  The Board may elect a Chairman  for the purpose of  presiding  at meetings of the Board (the  "Chairman").  The Chairman shall exercise and perform such other powers and duties as may be assigned, from time to time, to the Chairman by the Board or  prescribed  by these Bylaws.  The
Chairman  may  delegate his or her powers and duties to the Trustees or officers of the Trust that he or she deems appropriate,  provided that such delegation is consistent with applicable legal and regulatory requirements.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1.  COMMITTEES  OF  TRUSTEES.  The Board,  by  majority  vote,  may designate  one or more  committees of the Board,  each  consisting of two (2) or more  Trustees,  to serve at the pleasure of the Board.  The Board,  by majority vote,  may  designate  one or more  Trustees  as  alternate  members of any such committee who may replace any absent member at any meeting of the committee. Any such committee,  to the extent provided by the Board,  shall have such authority as delegated to it by the Board, from time to time, except with respect to:

          (a) the approval of any action that,  under the  Declaration of Trust, these Bylaws or applicable law also require Shareholder approval or require approval by a majority of the entire Board or certain members of the Board;

          (b) the filling of vacancies on the Board or on any committee thereof;
     provided,  however,  that such committee may nominate Trustees to fill such vacancies,  subject  to the  Trust's  compliance  with the 1940 Act and the rules thereunder;

          (c) the amendment,  restatement, or repeal of the Declaration of Trust or  these  Bylaws  or the  adoption  of a new  Declaration  of Trust or new
     Bylaws;

          (d) the amendment or repeal of any resolution of the Board; or

          (e) the designation of any other committee of the Board or the members of such committee.

     Section 2. MEETINGS AND ACTION OF BOARD COMMITTEES. Meetings and actions of any committee of the Board shall be held, to the extent applicable, and taken in the manner provided in Article IV of the Declaration of Trust and Article III of
these  Bylaws,  with such  changes in the context  thereof as are  necessary  to substitute  the committee and its members for the Board and its members,  except that the time of regular  meetings of any committee may be determined  either by the Board or by the  committee.  Special  meetings of any  committee may also be called by  resolution  of the Board or such  committee,  and  notice of  special meetings of any committee also shall be given to all alternate members who shall have the right to attend all meetings of the committee.  The Board, from time to time, may adopt other rules for the governance of any committee.

     Section 3. ADVISORY COMMITTEES.  The Board may appoint one or more advisory committees  comprised of such number of  individuals  appointed by the Board who may meet at such time, place, and upon such notice, if any, as determined by the
Board. Such advisory committees shall have no power to require the Trust to take any specific action.

                                   ARTICLE V
                                    OFFICERS

     Section 1. OFFICERS.  The officers of the Trust shall be a Chief  Executive
Officer  and/or a President,  a Secretary,  a Chief  Financial  Officer and/or a
Treasurer  and a Chief  Compliance  Officer.  The Trust  also may  have,  at the discretion of the Board, one or more Vice Presidents, one or more assistant Vice
Presidents, one or more assistant secretaries, one or more Assistant Treasurers, and such other officers who shall have such authority and perform such duties as are provided in the Declaration of Trust,  these Bylaws,  or as the Board, or to the extent permitted by the Board, as the President, may determine, from time to time.  Any number of offices may be held by the same person,  except the offices of President and Vice President.

     Section 2.  APPOINTMENT  OF  OFFICERS.  The  officers of the Trust shall be appointed  by the  Board,  or to the  extent  permitted  by  the  Board,  by the
President,  and each shall serve at the pleasure of the Board,  or to the extent permitted by the Board, at the pleasure of the President, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights,  if any, of an officer under any contract of employment, any officer may be removed, either with or without cause,  by the Board at any regular or special meeting of the Board, or to the extent permitted by the Board, by the President.

     Any officer may resign at any time by giving  written  notice to the Trust.
Such resignation shall take effect upon receipt unless specified to be effective at some later time and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without  prejudice to the rights,  if any, of the Trust under any contract to which the officer is a party.

     Section 4. VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation,  removal,  incapacity, or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

     Section 5. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the  Chairman  of the Board,  if there be such an officer, the  President  shall,  subject  to the  control  of  the  Board,  have  general supervision,  direction,  and control of the  business  and the  officers of the
Trust.

     Section  6.  VICE  PRESIDENTS.  In  the  absence,   resignation,   removal,
incapacity,  or death of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or if not ranked, a Vice President  designated by the Board,  shall  exercise all the powers and perform all the duties of, and be subject to all the  restrictions  upon, the President  until the  President's return, his or her incapacity ceases, or a new President is appointed. Each Vice
President  shall have such other  powers and perform  such other duties as, from time to time, may be prescribed by the Board or the President, or as provided in the Declaration of Trust or these Bylaws.

     Section 7.  SECRETARY.  The Secretary shall keep or cause to be kept at the offices of the Trust,  or such other  place as the Board may  direct,  a book of minutes  of  all  meetings  and  actions  (including  consents)  of  the  Board, committees of the Board, and Shareholders.  The Secretary shall keep a record of the time and place of such meetings, whether regular or special and, if special, how authorized,  the notice given,  the names of those present at Board meetings or committee  meetings,  the number of Shares present or represented by proxy at
Shareholders' meetings, and the proceedings.

     The Secretary  shall cause to be kept at the offices of the Trust or at the office of the Trust's transfer or other duly authorized  agent, a share register or a duplicate share register  showing the names of all  Shareholders  and their addresses,  the number,  Series and Classes  (if  applicable)  of Shares held by each, the number and date of  certificates,  if any,  issued for such Shares and the  number  and date of  cancellation  of  every  certificate  surrendered  for cancellation.

     The Secretary shall give or cause to be given notice of all meetings of the
Shareholders and of the Board required by the Declaration of Trust, these Bylaws or by applicable  law to be given,  and shall have such other powers and perform such other  duties as may be  prescribed  by the Board or the  President  of the
Trust, or as provided in the Declaration of Trust or these Bylaws.

     Section 8.  TREASURER.  The Treasurer  shall be responsible for the general supervision  over the care and  custody  of the  funds,  securities,  and  other valuable  effects of the Trust and shall  deposit the same, or cause the same to be  deposited,  in the name of the Trust in such  depositories  as the Board may designate; shall disburse the funds of the Trust as may be ordered by the Board;
shall have  supervision  over the accounts of all receipts and  disbursements of the Trust;  disburse the funds of the Trust;  shall have the power and authority to perform the duties usually incident of such office and those duties as may be assigned to him or her, from time to time, by the Board; and shall render to the
Board,  whenever  the  Board  requests  it,  an  account  of  all  of his or her transactions  as  Treasurer.  The Treasurer  also shall  render,  or cause to be rendered,  financial  statements  of the Trust  whenever  required by the Board;
supervise  the  investment  of its funds as ordered or  authorized by the Board, taking proper vouchers  therefor;  provide  assistance to the Audit Committee of the Board and report to such Committee as necessary;  be designated as principal accounting officer/principal financial officer for purposes of Section 32 of the
1940 Act,  Section 302 of the Sarbanes  Oxley Act of 2002,  and Section 6 of the
Securities  Act of  1933;  shall  keep  and  maintain,  or  cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business  transactions  of the Trust (and every  Series and Class  thereof), including  accounts  of assets,  liabilities,  receipts,  disbursements,  gains, losses,  capital retained  earnings,  and Shares;  and shall have all powers and authority to perform the duties usually incident of his or her office.

                                   ARTICLE VI
                               RECORDS AND REPORTS

     Section 1.  MAINTENANCE AND INSPECTION OF SHARE  REGISTER.  The Trust shall keep at its offices,  or at the office of its transfer or other duly  authorized agent,  records of the Shareholders  that provide the names and addresses of all
Shareholders and the number, Series, and Classes, if any, of Shares held by each
Shareholder.  Such records may be inspected  during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written  demand  to the  Trust,  for  any  purpose  reasonably  related  to such
Shareholder's interest as a Shareholder.

     Section 2.  MAINTENANCE  AND INSPECTION OF DECLARATION OF TRUST AND BYLAWS.
The Trust shall keep at its offices the original or a copy of the Declaration of
Trust and these Bylaws,  as amended or restated,  from time to time,  where they may be inspected  during the Trust's regular  business hours by any Shareholder, or its duly authorized  representative,  upon  reasonable  written demand to the
Trust, for any purpose reasonably  related to such  Shareholder's  interest as a
Shareholder.

     Section 3.  MAINTENANCE  AND  INSPECTION OF OTHER  RECORDS.  The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board, or any advisory committee shall be kept at such place or places  designated  by the Board or the  committee,  or in the  absence  of such designation,  at the offices of the Trust.  The minutes shall be kept in written form and the  accounting  books and records shall be kept either in written form or in any other form capable of being converted into written form.

     If  information is requested by a  Shareholder,  the Board,  or in case the
Board does not act, the President,  any Vice President, or the Secretary,  shall establish  reasonable standards  governing,  without limitation,  the nature and extent of information and documents to be furnished and the timing, location and cost of furnishing such  information  and documents upon reasonable  demand of a
Shareholder. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct,  out-of-pocket  expenses incurred in declining unreasonable requests (in whole or in part) for information or documents. No Shareholder shall be entitled to any information or documents other than for a purpose  reasonably  related to such Shareholder's  interest as a Shareholder.  The provision of any information within ten (10) business days of a reasonable demand shall be deemed reasonable.

     The  Board,  or in case the Board  does not act,  the  President,  any Vice
President, or the Secretary,  may keep confidential from Shareholders,  for such period of time as the Board or such officer,  as applicable,  deems  reasonable, any  information  that the  Board or such  officer,  as  applicable,  reasonably believes  to be in the  nature of trade  secrets or other  information  that the
Board or such officer,  as the case may be, in good faith  believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by  agreement  with a third party to keep confidential.

     Section 4.  INSPECTION  BY TRUSTEES.  Every Trustee shall have the absolute right during the Trust's regular  business hours to inspect all books,  records, and  documents of every kind,  and the physical  properties  of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VII
                                 GENERAL MATTERS

     Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money,  notes,  or other  evidences of  indebtedness issued in the name of or payable  to the Trust  shall be signed or  endorsed  by such person or persons and in such manner as the Board, from time to time, shall determine.

     Section 2. CONTRACTS AND INSTRUMENTS;  HOW EXECUTED.  The Board,  except as otherwise  provided in the Declaration of Trust and these Bylaws,  may authorize any officer or officers or agent or agents to enter into any contract or execute any  instrument in the name of and on behalf of the Trust or any Series  thereof and this authority may be general or confined to specific instances.

     Section 3.  CERTIFICATES  FOR SHARES.  A certificate  or  certificates  for
Shares  may be  issued to  Shareholders  at the  discretion  of the  Board.  All certificates  shall be in such form as shall be  approved by the Board and shall be signed in the name of the Trust by the Trust's  President or Vice  President,
and by the Trust's  Treasurer or an Assistant  Treasurer or the Secretary or any
Assistant  Secretary,  certifying  the number of Shares and the Series and Class thereof,  if any, owned by the Shareholder.  Any or all of the signatures on the certificate  may be  facsimile.  In case any  officer or  transfer or other duly authorized agent who has signed or whose facsimile  signature has been placed on a  certificate  shall have  ceased to be such  officer or transfer or other duly authorized  agent  before such  certificate  is issued,  it may be issued by the
Trust with the same  effect as if such  person  were an officer or  transfer  or other duly authorized agent at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance,  recordation,  and transfer of its Shares by electronic or other means.

     Section 4. LOST CERTIFICATES.  Except as provided in this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is  surrendered  to the Trust and cancelled at the same time. In case any
Share  certificate or certificate  for any other  security is lost,  stolen,  or destroyed,  the Board may authorize the issuance of a replacement certificate on such terms and  conditions  as the Board may require,  including a provision for indemnification  of the Board and the Trust secured by a bond or other  adequate security  sufficient  to protect the Trust and the Board  against any claim that may be made against either, including any expense or liability on account of the alleged loss,  theft, or destruction of the certificate,  or the issuance of the replacement certificate.

     Section 5.  REPRESENTATION  OF SHARES OF OTHER ENTITIES HELD BY TRUST.  The
Trust's  President or any Vice  President or any other person  authorized by the
Board, or by any of the foregoing designated officers,  is authorized to vote or represent on behalf of the Trust, or any Series  thereof,  any and all shares of any  corporation,  partnership,  trust,  or other  entity,  foreign or domestic, standing in the name of the Trust or such Series thereof.  The authority granted may be  exercised  in  person or by a proxy  duly  executed  by such  authorized person.

     Section 6. TRANSFERS OF SHARES.  Shares are transferable,  if authorized by the Declaration of Trust, only on the record books of the Trust by the Person in whose  name  such  Shares  are  registered,  or by his or  her  duly  authorized attorney-in-fact or representative.  Shares represented by certificates shall be transferred  on the  books of the  Trust  upon  surrender  for  cancellation  of certificates  for the same  number of Shares,  with an  assignment  and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the  authenticity  of the  signature  as the Trust or its agents may  reasonably require.  Upon receipt of proper transfer instructions from the registered owner of uncertificated Shares, such uncertificated Shares shall be transferred on the record books to the Person or Persons entitled thereto,  or certificated  Shares shall be made to the  Person or Persons  entitled  thereto  and the  transaction shall be recorded upon the books of the Trust. The Trust, its transfer agent, or other duly  authorized  agents may refuse any requested  transfer of Shares,  or request additional evidence of authority to safeguard the assets or interests of the Trust or of its  Shareholders,  in their  sole  discretion.  In all cases of transfer by an attorney-in-fact,  the original power of attorney, or an official copy thereof duly certified,  shall be deposited and remain with the Trust,  its transfer  agent,  or  other  duly  authorized  agent.  In case of  transfers  by executors,  administrators,  guardians,  or other  legal  representatives,  duly authenticated  evidence of their authority shall be presented to the Trust,  its transfer  agent,  or other duly  authorized  agent,  and may be  required  to be deposited  and  remain  with the  Trust,  its  transfer  agent,  or  other  duly authorized agent.

     Section 7. HOLDERS OF RECORD.  The record books of the Trust as kept by the
Trust,  its transfer agent, or other duly authorized  agent, as the case may be, shall be conclusive as to the identity of the  Shareholders  of the Trust and as to the number,  Series, and Classes,  if any, of Shares held, from time to time, by each such  Shareholder.  The Trust  shall be  entitled to treat the holder of record of any Share as the owner thereof and, accordingly, shall not be bound to recognize  any equitable or other claim to or interest in such Share on the part of any other Person, whether or not the Trust shall have express or other notice thereof.

     Section 8.  FISCAL  YEAR.  The fiscal  year of the Trust,  and each  Series thereof, shall be determined by the Board.

     Section 9. HEADINGS; REFERENCES. Headings are placed herein for convenience of  reference  only and shall not be taken as a part hereof or control or affect the meaning,  construction, or effect of this instrument.  Whenever the singular number is used  herein,  the same shall  include  the  plural,  and the  neuter, masculine,  and feminine  genders shall include each other,  as applicable.  Any references  herein to specific  sections of the DSTA,  the Code, or the 1940 Act shall refer to such  sections as amended,  from time to time,  or any  successor sections  thereof.  The terms  "include,"  "includes"  and  "including"  and any comparable terms shall be deemed to mean "including, without limitation."

     Section 10.  APPLICABLE  LAW.  These Bylaws are created under and are to be governed by and construed and administered according to the laws of the State of
Delaware and the  applicable  provisions of the 1940 Act and the Code. The Trust shall be a Delaware  statutory trust pursuant to the DSTA, and without  limiting the  provisions  hereof,  the Trust may exercise all powers that are  ordinarily exercised by such a statutory  trust.  Notwithstanding  the  foregoing,  (a) all matters which are not  specifically  addressed in the  Declaration of Trust,  in these By-Laws or in the DSTA (other than DSTA Section  3809),  or as to which an ambiguity exists,  shall be governed by the General Corporation Law of the State of Delaware,  and judicial  interpretations  thereunder,  as if the Trust were a
Delaware  corporation,  the  Shareholders  were  shareholders  of such  Delaware corporation and the Trustees were directors of such Delaware corporation and (b)
there shall not be applicable to the Trust,  the Trustees,  the  Shareholders or
any  other  Person  or to the  Declaration  of Trust or  these  By-Laws  (i) the provisions of Sections  3533,  3540 and 3583(a) of Title 12 of the Delaware Code
or (ii) any  provisions  of the  laws  (statutory  or  common)  of the  State of
Delaware (other than the DSTA)  pertaining to trusts which relate to or regulate
(A) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges,  (B) affirmative  requirements to post bonds for trustees,  officers, agents or employees of a trust, (C) the necessity for obtaining court or other governmental  approval  concerning the acquisition, holding or  disposition  of real or  personal  property,  (D) fees or other sums payable  to  trustees,  officers,  agents  or  employees  of a  trust,  (E)  the allocation of receipts and expenditures to income or principal, (F) restrictions or limitations  on the  permissible  nature,  amount or  concentration  of trust investments or requirements relating to the titling,  storage or other manner of holding  of  trust  assets,  or (G) the  establishment  of  fiduciary  or  other standards or  responsibilities  or limitations on the  indemnification,  acts or powers of trustees or other Persons, which are inconsistent with the limitations of  liabilities  or  authorities  and powers of the  Trustees or officers of the
Trust set forth or referenced in the Declaration of Trust or these By-Laws.

     Section 11. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

          (a) The  provisions  of these Bylaws are  severable,  and if the Board shall determine, with the advice of counsel, that any of such provisions is in conflict  with the  Declaration  of Trust,  the 1940 Act, the Code,  the
     DSTA,  or with  other  applicable  laws and  regulations,  the  conflicting provision  shall be deemed not to have  constituted  a part of these Bylaws from the time when such provisions  became  inconsistent  with such laws or regulations;  provided,  however,  that such determination shall not affect any of the  remaining  provisions  of these  Bylaws  or render  invalid  or improper any action taken or omitted prior to such determination.

          (b) If any  provision  of  these  Bylaws  shall  be  held  invalid  or unenforceable  in any  jurisdiction,  such  invalidity or  unenforceability shall attach only to such provision in such  jurisdiction  and shall not in any manner  affect such  provision in any other  jurisdiction  or any other provision of these Bylaws in any jurisdiction.

                                  ARTICLE VIII
                                   AMENDMENTS

     Section  1.  AMENDMENT  BY  SHAREHOLDERS.  These  Bylaws  may  be  amended, restated,  or repealed, or new Bylaws may be adopted, by the affirmative vote of a majority of votes cast at a Shareholders'  meeting called for that purpose and where a quorum of Shareholders of the Trust is present.

     Section  2.  AMENDMENT  BY  TRUSTEES.  These  Bylaws  may also be  amended, restated,  or repealed, or new Bylaws may be adopted, by the Board, by a vote of the Board as set forth in Article IV, Section 3(c) of the Declaration of Trust.

     Section 3. OTHER AMENDMENT.  Subject to the 1940 Act, these Bylaws may also be amended  pursuant to Article VIII,  Section 2(a) of the  Declaration of Trust
and Section 3815(f) of the DSTA.

Bylaws adopted:  July 31, 2008